Exhibit 99.1

VSE CORPORATION ANNOUNCES ACQUISITION OF KELLSTROM AEROSPACE

PROVIDES PRELIMINARY THIRD QUARTER 2024 RESULTS

Kellstrom Aerospace Expands VSE Aviation’s Presence in Growing Commercial Engine Aftermarket

ALEXANDRIA, VA., October 15, 2024 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aftermarket distribution and repair services, announced today that the Company has signed a definitive agreement to acquire Kellstrom Aerospace Group, Inc. (“Kellstrom”), a portfolio company of AE Industrial Partners, LP and a diversified global distributor and service provider supporting the commercial aerospace engine aftermarket. The transaction is subject to customary closing conditions, including regulatory review, and is expected to close in the fourth quarter of 2024.

MANAGEMENT COMMENTARY

“The agreement to acquire Kellstrom represents a significant milestone for VSE Aviation,” stated John Cuomo, President and CEO of VSE Corporation. “This acquisition improves our position in the commercial aviation aftermarket, reinforces our OEM-focused strategy, expands our aftermarket product and capability offerings, and broadens our global footprint. The acquisition also significantly increases our participation in aircraft engine maintenance events, which represents the largest and fastest-growing segment of the commercial aftermarket today. Like VSE, Kellstrom’s core differentiator is its outstanding team delivering the highest level of service and commercial value to customers.”

“We are delighted to welcome the Kellstrom team to the VSE Aviation family later this year,” said Ben Thomas, President of VSE Aviation. “Kellstrom’s portfolio of engine-focused products and MRO services, coupled with its technical advisory capabilities and OEM-centric approach, makes this acquisition highly complementary to VSE Aviation’s business. This acquisition is expected to yield significant sales and operating synergies, allowing us to leverage combined strengths, optimize resources, and drive accelerated growth in the aviation aftermarket.”

“Kellstrom is excited to be joining the VSE team,” said Oscar Torres, President and CEO of Kellstrom Aerospace. “This combination is expected to significantly expand the products and services we offer our customers around the world. We are confident that by joining forces with VSE Aviation, we will enhance the long-term value we bring to our customers and supplier partners in the commercial aerospace aftermarket.”

ACQUISITION OVERVIEW AND STRATEGIC RATIONALE

Kellstrom is a leading full-service aftermarket solutions provider of value-added distribution and technical services for the commercial aerospace engine aftermarket. Differentiated by a highly technical, high-touch global sales and product line management organization, Kellstrom supports over 30 OEMs and approximately 800 customers, including airlines, air cargo operators, lessors, OEMs, and MROs across 75 countries.

Kellstrom is directly aligned with VSE Aviation’s growth strategy:

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Increases Exposure to Commercial Aerospace Engine Aftermarket: Kellstrom’s business is focused on the commercial aerospace engine aftermarket, providing a strong combination of new customers, distribution products, MRO capabilities, and technical services that drive growth in the largest and fastest-growing sector of the aviation aftermarket.

•	Aligns with VSE Aviation’s Core OEM-Centric Strategy: Over 95% of Kellstrom’s distribution revenue is generated from exclusive, long-standing relationships with world-leading OEMs.

•	Expands International Reach: Approximately 50% of Kellstrom’s revenue is generated from outside of North America including the high growth APAC region.

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Presents Significant Synergies with Full Integration Planned: Kellstrom is strongly aligned with VSE Aviation’s technical OEM-focused distribution business and provides complementary product and repair capabilities to the recently acquired Turbine Controls, Inc. business.

AGREEMENT TERMS AND TIMELINE

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Total consideration of approximately $200 million, comprised of approximately $185 million in cash and approximately $15 million of shares of common stock of the Company, subject to working capital adjustments.

•	The transaction is subject to customary closing conditions, including regulatory review, and is expected to close in the fourth quarter of 2024.

ACQUISITION FINANCIAL AND INTEGRATION SUMMARY

•	Kellstrom generated approximately $175 million of revenue during the trailing twelve months through August 2024.

•	Synergy and Integration

•	Expect to generate synergies of approximately $4 million.

•	Near-term path to 15%+ Adjusted EBITDA margins(1) for Kellstrom resulting from integration synergies and business optimization.

ACQUISITION FINANCING SUMMARY

•	The acquisition is expected to be funded by anticipated proceeds from an equity financing and borrowings under the Company’s existing credit facility.

•	Upon closing of the acquisition and anticipated financings, Pro Forma Net Leverage Ratio(1) as of 3Q 2024 is expected to be less than 3.5x.

ADVISORS

Jones Day served as legal counsel and Jefferies, LLC acted as exclusive financial advisor to VSE Corporation with respect to the Kellstrom acquisition. Kirkland & Ellis LLP served as legal counsel and Perella Weinberg Partners served as exclusive financial advisor to Kellstrom.

PRELIMINARY THIRD QUARTER 2024 FINANCIAL RESULTS (1)

3Q’24 (Preliminary - unaudited)
Revenue	~$268 to ~$275 million
Operating Income	~$22 to ~$24 million
Adjusted EBITDA(1)	~$31 to ~$34 million

(1)	Non-GAAP measure, see additional information at the end of this release regarding non-GAAP financial measures

VSE’s 3Q 2024 performance and current aftermarket trends are expected to support Aviation segment full-year revenue growth above Company expectations and previously provided guidance, while impacting the Fleet segment as full-year revenue is anticipated to decline year-over-year. The Company continues to expect to report positive free cash flow in the third quarter, followed by an increase in free cash flow in the fourth quarter.

THIRD QUARTER 2024 EARNINGS CONFERENCE CALL

A conference call will be held Wednesday, November 6, 2024, at 8:30 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(844) 826-3035

International Live:	(412) 317-5195

Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1690580&tp_key=8747ae1c41

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers’ high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE’s website at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and this statement is included for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this press release and we undertake no ongoing obligation, other than that imposed by law, to update these statements as a result of new information, future events or otherwise. These statements relate to, among other things, our intent, belief or current expectations with respect to the acquisition of Kellstrom, including anticipated financing and closing timeline related thereto: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, certain of which are beyond our control, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

•	supply chain delays and disruptions;

•	risks related to our work on large government programs;

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our ability to consummate, successfully integrate, and achieve the strategic and other objectives, including any expected synergies, relating to pending acquisitions, including the potential acquisition of Kellstrom Aerospace Group, Inc. (“Kellstrom Aerospace” or “Kellstrom”);

•	our ability to successfully integrate and realize the anticipated benefits of recently acquired businesses, including the acquisition of the Turbine Controls, LLC business;

•	our ability to successfully divest businesses and to transition facilities in connection therewith;

•	risks related to future business conditions resulting in impairments;

•	risks related to the intense competition in our industry;

•	risks related to the performance of the aviation aftermarket;

•	global economic and political conditions;

•	prolonged periods of inflation and our ability to mitigate the impact thereof;

•	challenges related to workforce management or any failure to attract or retain a skilled workforce;

•	our dependence on third-party package delivery companies;

•	compliance with government rules and regulations, including environmental and pollution risk;

•	risks related to technology security and cyber-attacks;

•	risks related to our outstanding indebtedness;

•	risks related to market volatility in the debt and equity capital markets;

•	risks related to our preliminary financial estimates, which represent management’s current estimates and are subject to change; and

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the other factors identified in our reports filed or expected to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed with or furnished to the SEC.

PRELIMINARY RESULTS

Our actual operating results remain subject to the completion of our quarter-end closing process, which includes review by management and our audit committee. While carrying out such procedures, we may identify items that would require us to make adjustments to the preliminary estimates of our operating results set forth herein. As a result, our actual operating results could be outside of the ranges set forth herein and such differences could be material. The preliminary estimates of our financial results included herein have been prepared by, and are the responsibility of, our management. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates of our operating results. The information presented herein should not be considered a substitute for the financial information we file with the SEC in our Quarterly Report on Form 10-Q for the third quarter of 2024. We have no intention or obligation to update the preliminary estimates of our operating results set forth above prior to the release of our consolidated financial statements as of and for the three and nine months ended September 30, 2024.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this release also contains non-GAAP financial measures. These measures provide useful information to investors.

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider EBITDA and Adjusted EBITDA as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business’ ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Estimated Adjusted EBITDA for the quarter ended September 30, 2024 represents estimated operating income before depreciation and amortization expenses and excluding other non-recurring adjustments.

Additionally, our estimates of Adjusted EBITDA Margin and Pro Forma Net Leverage Ratio are forward-looking non-GAAP financial measures based solely on information available to us as of the date of this press release and may differ materially from our actual operating results as a result of developments that occur after the date of this press release. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. For the same reasons, we are unable to address the probable significance of the unavailable information.

INVESTOR RELATIONS CONTACT:

Michael Perlman

Vice President of Investor Relations and Treasury

Phone: (954) 547-0480

Email: investors@vsecorp.com